Exhibit 4.1.22
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     TWENTY-SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 20, 2012 among Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuer I and the US Issuer II, the “Issuers”), Beverage Packaging Holdings (Luxembourg) I S.A. (“BP I”), the affiliates of the Issuers party hereto (the “Additional Note Guarantors”), The Bank of New York Mellon, as trustee (the “Trustee”), principal paying agent, transfer agent, registrar and collateral agent (the “Original Collateral Agent”) and Wilmington Trust (London) Limited, as additional collateral agent (the “Additional Collateral Agent”), to the indenture dated as of November 5, 2009, as amended or supplemented (the “Indenture”), in respect of the issuance of an aggregate principal amount of $1,125,000,000 of 7.75% Senior Secured Notes due 2016 (the “Dollar Notes”) and an aggregate principal amount of €450,000,000 of 7.75% Senior Secured Notes due 2016 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”).
W I T N E S S E T H :
     WHEREAS pursuant to Section 4.11 of the Indenture, each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement is required to execute and deliver to the

Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment and the other obligations under the Notes and the Indenture;
     WHEREAS the Original Collateral Agent is the collateral agent with respect to the collateral of the Additional Note Guarantors;
     WHEREAS pursuant to Section 9.01(a)(vi) of the Indenture, the Trustee, the Original Collateral Agent, the Additional Collateral Agent, BP I and the Issuers are authorized to (i) to amend the Indenture to add a Note Guarantor with respect to any Note and (ii) to execute and deliver this Supplemental Indenture;
     Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Note Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Guarantee. Each Additional Note Guarantor hereby jointly and severally with all other Note Guarantors unconditionally guarantees the obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and agrees to be bound by all other applicable provisions of the Indenture.
     2. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.
     3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE ADDITIONAL NOTE GUARANTORS AGREE TO SECTION 13.09 OF THE INDENTURE, INCLUDING WITH RESPECT TO SUBMISSION TO JURISDICTION, WAIVER OF OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND PURSUANT TO SECTION 13.08, THE WAIVER OF ANY RIGHT TO TRIAL BY JURY.

     4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or any Guarantee referenced herein.
     5. Collateral Agent Makes No Representation. Neither Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture or any Guarantee referenced herein.
     6. Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
     8. No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.
     9. No Recourse Against Others. No director, officer, employee or manager of a Additional Note Guarantor will have any liability for any obligations of the Issuers, Note Guarantors or Additional Note Guarantors under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the guarantee of the obligations under the Notes and the Indenture by the Additional Note Guarantors. The waiver may not be effective to waive liabilities under the federal securities laws.
     10. Indemnity. (a) The Issuers, BP I and the Additional Note Guarantors executing this Supplemental Indenture, subject to Section 10.08 of the Indenture, jointly and severally shall indemnify the Trustee and each of the Collateral Agents (which in each case, for purposes of this Section, shall include its officers, directors, employees, agents and counsel) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Supplemental Indenture or a Note Guarantee provided herein against the Issuers, BP I or an Additional Note Guarantor (including this Section) and defending against or investigating any claim (whether (i) asserted by the Issuers, BP I, any Additional Note Guarantor, any Holder or any other Person or (ii) with respect to any action taken by the Trustee or the Collateral Agents under the Existing Intercreditor Agreement, the First Lien Intercreditor Agreement, any Additional Intercreditor Agreement or any other agreement referenced herein). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee or any Collateral Agent. The Trustee and the Collateral Agents shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve any of the Issuers, BP I or the Additional Note Guarantors executing this Supplemental Indenture of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers, BP I and the Additional Note Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party solely through such party’s own willful misconduct, negligence or bad faith.
     (b) To secure the payment obligations of the Issuers, BP I and the other Note Guarantors in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held to pay principal of and interest on the Notes.
     11. Successors and Assigns. All covenants and agreements of the Issuers, BP I and the Additional Note Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee and each Collateral Agent in this Supplemental Indenture shall bind its successors and assigns.
     12. Severability. In case any one or more of the provisions contained in this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or the Notes.
     13. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
     If to any of the Issuers or any Additional Note Guarantor:
Level 22
20 Bond Street,
Sydney, NSW 2000, Australia
Attn: Helen Golding
Fax: +6192686693
helen.golding@rankgroup.co.nz
If to the Trustee, Original Collateral Agent:

The Bank of New York Mellon
101 Barclay Street 4-E
New York, NY 10286
Attn: International Corporate Trust
Fax: (212) 815-5366
catherine.donohue@bnymellon.com
lesley.daley@bnymellon.com
If to the Additional Collateral Agent:
Wilmington Trust (London) Limited
Third Floor
1 King’s Arms Yard
London EC2R 7AF
Facsimile: +44 (0)20 7397 3601
Attention: Paul Barton
     14. Amendments and Modification. This Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Indenture and by written agreement of each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be duly executed as of the date first above written.

REYNOLDS GROUP ISSUER INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

REYNOLDS GROUP ISSUER LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Authorized Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Authorized Signatory

Supplemental Indenture to 2009 Notes

GRAHAM PACKAGING PX COMPANY

By	GRAHAM PACKAGING PX, LLC, its general partner

By
/s/ Helen Dorothy Golding Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING PX, LLC

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

GPACSUB LLC

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GPC CAPITAL CORP. I

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GPC CAPITAL CORP. II

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary
Supplemental Indenture to 2009 Notes

GPC OPCO GP LLC

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary
GPC SUB GP LLC

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING ACQUISITION
CORP.

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING COMPANY,
L.P.

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING GP
ACQUISITION LLC

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary
Supplemental Indenture to 2009 Notes

GRAHAM PACKAGING LC, L.P.

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING LP
ACQUISITION LLC

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING PET
TECHNOLOGIES INC.

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING PLASTIC
PRODUCTS INC.

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING PX HOLDING
CORPORATION

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary
Supplemental Indenture to 2009 Notes

GRAHAM PACKAGING REGIOPLAST
STS INC.

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING MINSTER LLC

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING HOLDINGS
COMPANY

By	BCP/GRAHAM HOLDINGS L.L.C., its general partner

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM RECYCLING COMPANY, L.P.

By	GPC SUB GP LLC, its general
partner

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING WEST
JORDAN, LLC

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

BEVERAGE PACKAGING HOLDINGS
(LUXEMBOURG) IV S.À R.L.

By
/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Authorized Signatory
Supplemental Indenture to 2009 Notes

THE BANK OF NEW YORK MELLON, as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Original Collateral Agent
By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

Supplemental Indenture to 2009 Notes

WILMINGTON TRUST (LONDON) LIMITED, as Additional Collateral Agent
By:	/s/ Paul Barton
	Name:	Paul Barton
	Title:	Relationship Manager

Supplemental Indenture to 2009 Notes